Exhibit 4.24

FEDERAL AGRICULTURAL
MORTGAGE CORPORATION
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

_______________________________
REGISTRATION RIGHTS AGREEMENT
_______________________________
Dated as of March 27, 2008

REGISTRATION RIGHTS AGREEMENT, dated as of March 27, 2008, between FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac”); and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”).

RECITALS

WHEREAS, National Rural wishes from time to time to issue and sell Notes to Farmer Mac, and Farmer Mac wishes from time to time to purchase such Notes from National Rural, all on the terms and subject to the conditions set forth in the Note Purchase Agreement dated as of March 27, 2008, between Farmer Mac and National Rural (the “Note Purchase Agreement”); and

WHEREAS, Farmer Mac wishes to have the right to resell some or all of the Notes from time to time, including in a public offering registered under the Securities Act of 1933 (the “Act”);

NOW, THEREFORE, Farmer Mac and National Rural agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions.  Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Note Purchase Agreement.

ARTICLE II

Registration and Sale

SECTION 2.01. Registration Request.  Under the conditions described herein, Farmer Mac may request National Rural (a “Registration Request”) to effect the registration under the Act of the issuance of the Exchange Notes (as defined below) to Farmer Mac in exchange for a specified amount (but not less than $100 million principal amount) of its Notes (the “Sale Notes”), and the sale by Farmer Mac of the Exchange Notes.

SECTION 2.02. Purchase Option.  Upon receipt of a Registration Request, National Rural may, in lieu of the requested registration, elect, by written notice delivered to Farmer Mac no later than 30 days after receipt of such request, to purchase all, but not less than all, the Sale Notes subject to such request (National Rural’s “Purchase Option”).  Upon such election, National Rural shall become obligated to purchase, and Farmer Mac shall be obligated to sell to National Rural, such Sale Notes on a mutually agreed date no later than 15 days after written notice of such election, at a purchase price equal to the outstanding principal amount of such Sale Notes including accrued and unpaid interest thereon through the date of purchase, payable in the same manner as payments of interest on the Notes are made by National Rural to Farmer Mac.

SECTION 2.03. Registration.  (a)  Upon receipt of a Registration Request, and so long as National Rural has not exercised its Purchase Option and purchased the Sale Notes covered thereby, National Rural shall be obligated to file a registration statement under the Act for the registration (a “Registration”) of a principal amount of Exchange Notes (as defined below) equal to the principal amount of the Sale Notes and for the qualification of an Indenture (as defined below) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), registering the exchange by National Rural with Farmer Mac of the Exchange Notes for the Sale Notes and the sale of the Exchange Notes by Farmer Mac.  National Rural shall use its reasonable best efforts to cause such registration statement to become effective within 180 days of receipt of the Registration Request.

(b)  As used herein, “Exchange Notes” shall mean notes issued by National Rural under an Indenture, having terms identical to the Sale Notes except that they will be payable to the registered holder, available in denominations of $1,000 and integral multiples thereof and otherwise contain any terms required in order for the Indenture to be qualified under the Trust Indenture Act; and “Indenture” shall mean the Indenture pursuant to which the Exchange Notes are to be issued, with a qualified trustee selected by National Rural and reasonably acceptable to Farmer Mac, which provides for the Exchange Notes to have terms identical to the Sale Notes, but without the transfer restrictions and except for provisions required by the Trust Indenture Act.

(c)  Periods of Effectiveness.  National Rural agrees to keep any Registration Statement effective, and to update as necessary (including by incorporation by reference) any prospectus included in any Registration Statement, until the later of the completion of the distribution of the Exchange Notes and 45 days after the Registration Statement has become effective.  The 45-day period provided in the preceding sentence, and the 180-day period provided in the first sentence of Section 2.03(a), shall be suspended during any Blackout Period as defined in Section 2.06 hereof.

SECTION 2.04. Expenses.  (a)  Farmer Mac shall be responsible for the following expenses in connection with any Registration:  the SEC filing fee for the Registration Statement; the fees and expenses of its counsel, if any; the underwriting commissions and discounts of its underwriters for the sale of the Exchange Notes, if any; the fees and expenses of the trustee under the Indenture, and its counsel; and the printing costs of the prospectus, if any.

(b)  National Rural shall be responsible for the following expenses in connection with any Registration:  the fees and expenses of its auditors; and the fees and expenses of its counsel.

SECTION 2.05. Conditions.  The right of Farmer Mac to make a Registration Request shall be subject to the following conditions:

(a)           Each Registration Request shall relate to a principal amount of Sale Notes equal to $100 million, or an integral multiple of $10 million in excess thereof.

(b)           Farmer Mac can issue no more than one Registration Request in any calendar year.

(c)           Farmer Mac may not issue a Registration Request (i) in respect of any Sale Notes that have a maturity of less than five years, prior to the first anniversary of the issuance thereof, and (ii) in respect of any Sale Notes that have a maturity of five years or greater, prior to the second anniversary of the issuance thereof.

(c)           Farmer Mac shall provide all information (such as the plan of distribution) reasonably required by National Rural to be included in the registration statement that relates to its sale of the Exchange Notes.

(d)           If the sale of the Exchange Notes by Farmer Mac is proposed to be by underwriters, then the firm or firms acting as underwriters for the offering will be subject to approval by National Rural.

(e)           National Rural is not required to be registered under the Investment Company Act of 1940, as amended as a result of the issuance of the Registration Request or the sale by Farmer Mac of Exchange Notes pursuant to a Registration Statement.

SECTION 2.06. Blackout Periods.  National Rural shall have no obligation to cause a Registration Statement to become or to remain effective, and Farmer Mac agrees that it will not sell any Exchange Notes, during any period or periods during which National Rural has reasonably determined that it is not appropriate for its securities to be sold pursuant to a Registration Statement, provided that National Rural shall not during any such period be selling for its own account any debt securities registered under the Act (each such period, a “Blackout Period”).

ARTICLE III

Miscellaneous

SECTION 3.01. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE DISTRICT OF COLUMBIA.

SECTION 3.02. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.02.

SECTION 3.03. Notices.  All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate.  The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto.  A properly addressed notice or other communication shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission to the party or parties to which it is given.

SECTION 3.04. Benefit of Agreement.  This Agreement shall become effective when it shall have been executed by Farmer Mac and National Rural, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.

SECTION 3.05. Amendments and Waivers.  (a)  No provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by Farmer Mac and National Rural.  No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.

(b)  No failure or delay of Farmer Mac or National Rural in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provision of this Agreement or consent to any departure by National Rural or Farmer Mac therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (a) of this Section 3.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on National Rural or Farmer Mac in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

SECTION 3.06. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 3.07. Severability.  If any term or provision of this Agreement or any Note Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Note Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, all as of the day and year first above written.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION,
by	/s/ NANCY E. CORSIGLIA
Name: Nancy E. Corsiglia
Title: Executive Vice President & CFO

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,
by	/s/ STEVEN L. LILLY
Name: Steven L. Lilly
Title: Sr. Vice President & CFO

SCHEDULE I

Addresses for Notices

The addresses referred to in Section 3.03 hereof, for purposes of delivering communications and notices, are as follows:

If to Farmer Mac:

Federal Agricultural Mortgage Corporation
                1133 21st Street, N.W., Suite 600
                Washington, DC 20036
                Fax:  202-872-7713
                Attention of:  Nancy E. Corsiglia, Chief Financial Officer

With a copy to:

Federal Agricultural Mortgage Corporation
                1133 21st Street, N.W., Suite 600
                Washington, DC 20036
                Fax:  202-872-7713
                Attention of:  Jerome G. Oslick, Vice President - General Counsel

If to National Rural:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6718
Fax:  703-709-6779
Attention of: Steven L. Lilly, Senior Vice President &
Chief Financial Officer

With a copy to:

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171-3025
Telephone:  703-709-6712
Fax:  703-709-6811
Attention of: John J. List, Esq., Senior Vice President &
   General Counsel